EXHIBIT 99.1
Citizens, Inc. Reports Third Quarter 2026 Financial Results

AUSTIN, TX – November 5, 2026 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today reported results for the third quarter ended September 30, 2026.

“Premium growth, distribution expansion, and cash generation all continued to strengthen. Our third-quarter results show the continued momentum of our domestic insurance business. Overall direct premiums grew 7% to $50 million, led by a 9% increase in direct first year premiums, as our final expense sales and expanding domestic distribution continued to build our in-force block,” said Jon Stenberg, President and Chief Executive Officer. "That growth also drove higher future policy benefit reserves this quarter. The comparison with last year was tougher because the third quarter of 2025 benefited from substantial reserve releases tied to matured endowment payments. We're pleased with where premium growth is headed and expect endowment maturities to become a smaller factor over time."

“Our announcement to invest in a modern technology ecosystem is an important step in Citizens' long-term growth strategy. By moving to third-party, cloud-based platforms, we are strengthening our insurance processing, underwriting, and policy administration capabilities. We are also building the foundation to grow premium revenue through expanded products, markets and distribution. We believe these opportunities are significant, and our targeted investments are designed to accelerate premium growth, increase adjusted book value per share and deliver long-term value for our policyholders and shareholders,” concluded Stenberg.

Recent Business Highlights
•Increased network of domestic producing agents, up 12% since September 30, 2025.
•Direct first year premiums have increased year-over-year for sixteen consecutive quarters.
•Direct insurance premiums increased 7% to $50 million in Q3 2026 from $46.6 million a year ago, primarily driven by our newer product offerings, expanded Domestic Insurance segment distribution, and higher renewal premiums.

Third Quarter 2026 Financial Results
•Total revenues of $65 million in Q3 2026, from $62.8 million in the year-ago quarter. Adjusted total revenues, which exclude investment related gains (losses), of $63.6 million in Q3 2026, from $64.1 million in the year-ago quarter.
•Net loss of $0.4 million in Q3 2026, from $2.4 million net income in Q3 2025. Adjusted net income of $1 thousand in Q3 2026, from $3.4 million in Q3 2025.
•Total assets of $1.7 billion, cash and cash equivalents of $17.6 million and no debt at September 30, 2026.
•Book value per Class A share of $4.37 on September 30, 2026, from $4.49 on September 30, 2025. Adjusted book value per Class A share, which excludes accumulated other comprehensive income (loss) (AOCI), of $6.44 on September 30, 2026, increased from $6.26 on September 30, 2025.

Total revenues of $65 million in Q3 2026, increased from $62.8 million in the year-ago quarter primarily from $1.5 million increase in premium revenue and a $2.6 million increase in investment related gains (losses) resulting from favorable changes in the market value of the underlying assets. Premium growth was driven by our Domestic Insurance segment and was constrained by unfavorable persistency in that segment, as well as by the high level of surrenders and matured endowments in our International Insurance segment during the last few years, which has reduced the number of policies remaining in force and paying renewal premiums. Excluding investment related gains (losses), adjusted total revenues of $63.6 million in Q3 2026 decreased as higher premium revenue was offset by lower net investment income and other income. Net investment income decreased primarily because we received a $1.7 million discrete dividend in the prior year from one of our investments, resulting from the sale of one of its assets. Other income is related to issuance of supplemental contracts, which we expect to decline as contractual obligations for matured endowment benefits also decline.

Total benefits and expenses increased to $64.9 million in Q3 2026, from $58.3 million in the same year-ago quarter as the decline in claims and surrenders was more than offset by an increase in future policy benefit reserves. Claims and surrenders decreased $13.2 million in Q3 2026 due to the expected contractual decreases of matured endowments. These maturities reached their highest level in 2025; the Company expects reduced levels of maturities in 2026 and over the next few years as fewer of these contracts expire. This decrease was more than offset by a $16.3 million increase in future policy benefit reserves, primarily reflecting additional reserves for our growing in-force business in our Domestic Insurance segment and the lower reserve releases from matured endowments compared to the prior year period. The increase also reflects a $1.7 million decrease in the ceded reserve credit resulting from a change in accounting estimate to utilize enhanced data sources.

Accordingly, we had a net loss of $0.4 million in Q3 2026, or $0.01 loss per fully diluted Class A share, from $2.4 million net income, or $0.04 income per fully diluted Class A share, in Q3 2025. Adjusted net income was $1 thousand or $0.00 adjusted income per fully diluted Class A share, in Q3 2026, from $3.4 million adjusted net income, or $0.07 adjusted income per fully diluted Class A share, in the year-ago quarter.

Investments
Net investment income decreased to $18.1 million for Q3 2026 from $19.1 million in the same year-ago quarter. The decrease was primarily attributable to a $1.7 million dividend from a limited partnership investment recognized in prior year period, along with comparatively higher investment expenses in the current year. The average annualized yield on the investment portfolio was 4.48%.

The carrying value of the Company’s total investment portfolio was $1.4 billion at September 30, 2026, relatively the same at September 30, 2025.

Cash Position
The Company had cash and cash equivalents of $17.6 million and no debt at September 30, 2026. Citizens reported $13 million net cash provided by operating activities. The Company has had positive annual net cash provided by operating activities every year since 2004.

Key Growth Initiatives
Citizens’ strategic roadmap is designed to deliver sustainable growth in premiums, adjusted net income, and adjusted book value per share. Citizens’ key growth initiatives:
•Leverage modern technology to accelerate growth initiatives and expand market opportunities
•Increase first year premium revenues
•Increase penetration in new and existing countries served
•Introduce new products and product enhancements
•Deploy new agent and client servicing platforms that drive efficiency

Upcoming Investor Conference

Sidoti Virtual Conference on December 9 and 10, 2026
Citizens management plans to participate in the Sidoti Virtual Conference on December 9 and 10. Conference attendees are encouraged to register and request one-on-one meetings at https://www.meetmax.com/sched/event_145933/investor_reg_new.html?attendee_role_id=SIDOTI_INVESTOR.

Sidoti Virtual Conference will also host a fireside chat webcast with Citizens management on December 9 at 11:30 ET, moderated by a Sidoti research analyst. The live, interactive fireside chat webcast and slide presentation will be accessible on the Company's Investor Relations website under the Events tab at https://www.citizensinc.com/investors/. The webcast will be archived on the website for future viewing.

About Citizens, Inc.

Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of English, Spanish, Portuguese, and Mandarin. The Company operates two primary segments: International Insurance, where the Company is a market leader in U.S. Dollar denominated life insurance, and Domestic Insurance, where it is growing in niche markets in the United States through its final expense products distributed through white-label and established distribution channels. Citizens' stock is included in the Russell 2000® and Russell 3000® indexes. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn

Explanatory Notes on Use of Non-GAAP Measures

In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), in this press release, the Company provides certain non-GAAP financial measures that we believe improve understanding the underlying business trends. Adjustments to GAAP measures generally apply to discrete events and items not indicative of our operating trends.

Adjusted Total Revenues is a non-GAAP measure that excludes investment related gains (losses) from total revenues. Management believes the adjusted total revenues metric is meaningful, as it allows investors to evaluate revenues generated by core business activities excluding items that are heavily impacted by investment market fluctuations.

Adjusted Net Income is a non-GAAP measure that is computed as pre-tax GAAP operating income with discrete adjustments that exclude investment related gains (losses) and other special items not indicative of operating trends. The provision for income tax related to adjusted after-tax income is calculated using our effective tax rate excluding discrete items. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors that are not indicative of operating trends.

Adjusted Income Per Share of Class A Common Stock Basic and Diluted is a non-GAAP measure that is defined as adjusted net income for the period divided by the weighted average number of basic and fully diluted shares of common stock outstanding for the period.

Adjusted Book Value Per Share of Class A Common Stock is a non-GAAP measure that is calculated by dividing actual Class A common stockholders’ equity, excluding AOCI, by the number of Class A common shares outstanding at the end of the period. Management believes this metric is meaningful, as it allows investors to evaluate underlying book value growth by excluding the impact of interest rate volatility.

Selected Consolidated Financial Data

As of and for the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2026	2025	2026	2025
Balance sheet data
Total assets	$1,690,776	1,742,365	1,690,776	1,742,365
Total liabilities	1,469,272	1,516,761	1,469,272	1,516,761
Total stockholders' equity	221,504	225,604	221,504	225,604
Total direct insurance in force	5,598,826	5,379,220	5,598,826	5,379,220

Operating items
Direct insurance premiums	$50,046	46,592	142,083	135,343
Insurance premiums	44,803	43,303	128,444	126,488
Net investment income	18,052	19,117	52,387	53,663
Investment related gains (losses), net	1,389	(1,255)	879	(1,741)
Total revenues	65,038	62,808	185,166	183,546

Claims and surrenders	31,066	44,276	104,470	124,594
Other general expenses	14,795	13,291	42,257	39,443
Total benefits and expenses	64,896	58,329	183,179	173,940

Income (loss) before federal income tax	142	4,479	1,987	9,606
Federal income tax expense (benefit)	564	2,062	566	2,353
Net income (loss)	(422)	2,417	1,421	7,253

Per share data
Book value per share	$4.37	4.49	4.37	4.49
Diluted income (loss) per Class A share	(0.01)	0.04	0.03	0.14

Definition of Reported Segments
The Company is comprised of two operating business segments and other non-insurance enterprises as detailed below. The insurance operations are the Company's primary focus and are the lead income generators of the business.

International Insurance – Our International Insurance segment issues U.S. dollar-denominated ordinary whole life insurance and endowment policies predominantly to non-U.S. residents located principally in Latin America and the Pacific Rim. Our products in this segment are sold through independent agents.

Domestic Insurance – Domestically, we are licensed in 43 U.S. states and sell whole life final expense insurance and life insurance with living benefits and critical illness products. The Domestic Insurance segment provides life insurance policies marketed to middle- and lower-income households. These products are sold through independent agents and funeral homes.

Selected Segment Financial Data

As of and for the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
INTERNATIONAL INSURANCE
Balance sheet data
Total assets	$1,144,449	1,181,127	1,144,449	1,181,127

Operating items
Direct insurance premiums	$29,669	29,221	84,136	84,606
Insurance premiums	29,101	28,760	82,668	83,246
Net investment income	12,519	13,915	36,248	38,122
Investment related gains (losses), net	1,637	(2,055)	1,412	(1,987)
Total revenues	44,048	42,133	123,767	124,372

Claims and surrenders	22,972	38,039	80,990	105,472
Total benefits and expenses	40,551	42,255	115,541	117,562

Income (loss) before federal income tax	3,497	(122)	8,226	6,810

DOMESTIC INSURANCE
Balance sheet data
Total assets	$514,364	525,638	514,364	525,638

Operating items
Direct insurance premiums	20,377	17,371	57,947	50,737
Insurance premiums	15,702	14,543	45,776	43,242
Net investment income	5,350	5,008	15,565	14,986
Investment related gains (losses), net	(256)	791	(534)	235
Total revenues	20,799	20,347	60,824	58,483

Claims and surrenders	8,094	6,237	23,480	19,122
Total benefits and expenses	21,665	13,712	58,825	48,662

Income (loss) before federal income tax	(866)	6,635	1,999	9,821

GAAP to Non-GAAP Reconciliations

Reconciliation of Adjusted Total Revenues

For the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited (In thousands)	2026	2025	2026	2025
Total revenues	$65,038	62,808	185,166	183,546
Less:
Investment related gains (losses)	1,389	(1,255)	879	(1,741)
Adjusted total revenues	$63,649	64,063	184,287	185,287

Reconciliation of Adjusted Net Income

For the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited (In thousands)	2026	2025	2026	2025
Net income (loss)	$(422)	2,417	1,421	7,253
Less:
Investment related gains (losses)	1,389	(1,255)	879	(1,741)
Ceded reserve credit	(1,700)	—	(1,700)	—
Income tax impact	(112)	309	138	416
Adjusted net income	$1	3,363	2,104	8,578

Reconciliation of Adjusted Income Per Share of Class A Common Stock

For the periods ended	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited (In thousands, except per share amounts)	2026	2025	2026	2025
Basic and diluted adjusted income per share:
Adjusted net income	$1	3,363	2,104	8,578
Weighted average shares of Class A outstanding - basic	50,669	50,265	50,502	50,099
Weighted average shares of Class A outstanding - diluted	51,632	51,570	51,473	51,401

Basic and diluted adjusted income per share of Class A common stock	$—	0.07	0.04	0.17

Reconciliation of Stockholders' Equity and Book Value per Class A Common Share

	As of September 30,
Unaudited (In thousands, except per share data)	2026	2025
Stockholders' equity, end of period	$221,504	225,604
Less: Accumulated other comprehensive income (loss) (AOCI)	(104,769)	(89,416)
Stockholders' equity, end of period, excluding AOCI	$326,273	315,020

Book value per Class A common share - diluted	$4.37	4.49
Less: Per share impact of AOCI	(2.07)	(1.77)
Book value per Class A common share - diluted, excluding AOCI	$6.44	6.26

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "believe," "project," "intends," "continue," or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding its business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Citizens, Inc. Investor Relations Contacts
Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)